Exhibit 99                                                                Exhibit 99.1         Pursuant to General Instruction number 5(b)(v) to Form 3, the followingadditional reporting persons are covered by this joint filing: Name:      Brian G. Atwood           Ross A. Jaffe, M.D.           Donald B. Milder           Barbara N. Lubash           Rebecca B. Robertson           Charles M. Warden           Samuel D. Collela           Bradley J. Bolzon, Ph.D.           William J. Link, Ph.D.           Versant Affiliates Fund II-A, L.P.           Versant Side Fund II, L.P.           Versant Venture Capital II, L.P.           Versant Ventures II, LLC Address:   3000 Sand Hill Road           Building Four, Suite 210           Menlo Park, CA  94025-7117 Designated Filer:   Camille D. Samuels Issuer and Ticker Symbol:   Novacea, Inc. (NOVC) Date of Event Requiring Statement:   May 9, 2006 Signatures:     By:  /s/ Robin L. Praeger                     ----------------------------------------------------------                     Robin L. Praeger, Attorney-in-Fact for Reporting Persons